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                                                                    Exhibit 10-A


                             COOPERATION AGREEMENT
                          ON RESEARCH AND DEVELOPMENT
                           AND TECHNICAL ASSISTANCE



                                NKK CORPORATION

                                      AND

                          NATIONAL STEEL CORPORATION



                                  MAY 25, 2000
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                       COOPERATION AGREEMENT ON RESEARCH
                       ---------------------------------
                   AND DEVELOPMENT AND TECHNICAL ASSISTANCE
                   ----------------------------------------

     THIS AGREEMENT is made this 25th day of May 2000 by and between NKK Corporation, a Japanese corporation, having its main office at 1-1-2, Marunouchi, Chiyoda-ku, Tokyo, Japan (hereinafter called "NKK") and National Steel Corporation, a Delaware corporation having its principal office at 4100 Edison Lakes Parkway Mishawaka, Indiana 46545-3440, USA (hereinafter called "NSC"). NKK and NSC are each hereinafter called the "Party" and both of them are called the "Parties".

                                   RECITALS
                                   --------

A. WHEREAS, both NKK and NSC have long experience in operating integrated steelworks and have accumulated substantial technology and know-how in the field; and

B.  WHEREAS, NKK has been and is providing certain technical assistance, business assistance, and consulting services to NSC regarding operation of its steel works (i) through Transferred Employees pursuant to The Agreement For The Transfer Of Employees dated May 1, 1995, between NKK and NSC, which has been amended year by year thereafter (hereinafter called the
    "Transferred Employee Agreement"), and (ii) pursuant to certain separate arrangements arising from or related to the Technical Assistance Agreement dated June 25, 1990, as amended by Amendment No. 1 effective July 29, 1998, between NKK and NSC (hereinafter called the "Technical Assistance
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    Agreement" and, together with the Transferred Employee Agreement, called the
    "Existing Agreements"); and

C. WHEREAS, each Party is desirous of enhancing and facilitating cooperation with the other Party in the area of research and development by obtaining or receiving certain technology owned or to be developed by the other Party relating to certain steel products, by making use of certain research and development facilities at the other Party and by engaging in joint research and development projects, based on the mutual understanding that enhancing said cooperation in the area of research and development serves the best interests of each of them by enabling both Parties to achieve more rapid product development, achieve improvement of product capabilities for existing and new products, improve understanding of customer requirements in this increasingly global marketplace, and facilitate engineer and researcher development; and

D. WHEREAS, each Party is willing to make available such technical assistance, consulting services, and other services to the other Party regarding certain research and development on existing and future steel products and relevant technology developed or to be developed by it, from time to time, to further the mutual understanding set out in paragraph C above,

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NOW, THEREFORE, WITNESSETH THAT, in consideration of the mutual covenants and promises herein contained, the Parties agree as follows:

                             TERMS AND CONDITIONS

ARTICLE 1.  Definitions
            -----------

     For the purposes of this Agreement, the following terms shall have the following meanings:

1.1 "Confidential Information" means: (a) all Technical And Business Information, whether oral or in writing or embodied in any other medium, originated by or peculiarly within the knowledge of the disclosing Party, which is not generally available to others and which, if disclosed in writing, is marked "Confidential," and if disclosed orally or by other means (such as plant tours, demonstrations, or disclosure of samples or prototypes) is stated in writing by the disclosing Party to be Confidential Information within fourteen (14) business days after such disclosure; and
     (b) Technical and Business Information which contains, constitutes or embodies Joint Technology which has been designated "Confidential" by the Joint Research Board. Each Party shall be required to mark as "Confidential" all Technical and Business Information which contains, constitutes or embodies Joint Technology which has been so designated, but any failure to so mark shall

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     not excuse either Party from complying with the provisions of Article 9 with respect to such information.

1.2  "Joint Patent" shall mean a patent granted on a Joint Patent Application.

1.3 "Joint Patent Application" shall mean a patent application filed or proposed to be filed by a Party which discloses or claims Joint Technology.

1.4 "Joint Research Board" means the group responsible for overseeing the activities undertaken pursuant to this Agreement, consisting of three representatives nominated by NSC who must be reasonably acceptable to NKK, and three representatives nominated by NKK, who must be reasonably acceptable to NSC. The initial members of the Joint Research Board shall include the General Manager Technology, Planning and Coordination of NSC; the General Manager -Manufacturing Technology of NSC; the General Manager, Technical Collaboration, of NKK; the General Manager, Sheet Products Research, of NKK; and the General Manager, Coated Products Research, of NKK.

1.5  "Joint Research Plan" is a plan as described in paragraph 3.2 hereof.

1.6 "Joint Research Project" means a research and development project having a defined scope in which both Parties jointly participate by contributing personnel, research and development facilities, equipment, and/or other

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     resources in order to develop Technology which is useful or potentially useful to at least one of the Parties.

1.7 "Joint Technology" means all Technology which is jointly developed or to be jointly developed by the Parties pursuant to this Agreement. Joint Technology shall include any and all Joint Patents and Joint Patent Applications.

1.8 NKK's "Exclusive Territory" means Japan, Korea, Mainland China, Taiwan, Vietnam, Thailand, Malaysia, Singapore, Indonesia, Philippines, Australia and New Zealand.

1.9  NSC's "Exclusive Territory" means the United States, Canada and Mexico.

1.10 "Proprietary Technology" means all Technology (other than Joint Technology) which a Party owns, controls, or otherwise has the right to disclose and license and which has not been publicly disclosed or otherwise become generally available to others.

1.11 "Requesting Party" means the Party to this Agreement which, in the particular instance, makes a request to receive Technical Assistance or initiates a Joint Research Project.

1.12 "Responding Party" means the Party to this Agreement which, in the particular instance, receives a request to provide Technical Assistance or a request to participate in a Joint Research Project.

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1.13 "Statement Of Work" means a Statement Of Work as described in paragraph
     3.1 or paragraph 3.2 hereof.

1.14 "Technical And Business Information" means all information of a technical or business nature, including, without limitation, information relating to inventions (whether or not patentable), developments, discoveries, ideas, improvements, technical data, designs, formulas, specifications, techniques, methods, processes, products, know-how, test procedures, research plans, development plans, financial statements, methods of doing business, and customer requirements, in any form whatsoever, including, without limitation, charts, graphs, memoranda, summaries, prototypes, samples, models, blueprints, technical drawings, specifications, oral disclosures, manufacturing facilities, or equipment, and whether recorded in written, electronic, or any other medium.

1.15 "Technical Assistance" means assistance, consultation, advice, guidance, recommendation, and training given to the Requesting Party and/or its personnel by the Responding Party and/or its personnel for the purpose of improving or enhancing the Receiving Party's ability to develop, manufacture, market, and/or sell products or any other purpose consistent with the technological or business objectives of the Receiving Party.

1.16 "Technical Assistance Plan" means a plan as described in paragraph 3.1 hereof.

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1.17 "Technical Assistance Project" means a project having a defined scope in which one Party provides Technical Assistance to the other Party in order to meet certain technological or business goals of that Party.

1.18 "Technology" means all inventions (whether or not patentable), developments, discoveries, ideas, improvements, technical data, designs, formulas, specifications, techniques, methods, processes, products, know-how, test procedures, and all intellectual property rights pertaining thereto which now exist or which may exist in the future (under the laws of any country), including patents, patent applications, patent rights, trade secrets, utility models, copyrights, and trademarks.

ARTICLE 2.  Prior Agreements
            ----------------

2.1 NSC and NKK acknowledge that they have entered into the Existing Agreements, which agreements shall be construed and interpreted as entirely distinct agreements from this Agreement and shall remain in full force and effect and shall not be superseded by this Agreement. To the extent that any Technical Assistance Project or Joint Research Project will involve a dispatch of one or more NKK employees to NSC, or an acceptance of one or more NSC employees by NKK, then the compensation to be paid by NSC to NKK shall be determined in accordance with the Technical Assistance Agreement. In addition, to the extent that any Technical Assistance Project or Joint Research Project will involve a dispatch of one or more NSC employees to

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     NKK, or an acceptance of one or more NKK employees by NSC, then the compensation to be paid by NKK to NSC shall also be determined in accordance with the Technical Assistance Agreement, modified to the extent necessary to reverse the roles of NKK and NSC.

2.2 To the extent that any Technical Assistance Project or Joint Research Project requires the dispatch of one or more employees by one Party to the other Party's facilities, the Parties agree that such dispatch shall be for a period not to exceed ninety (90) days consecutively or one hundred eighty-two (182) days in any one calendar year for any individual employee, unless a longer period is unanimously approved by the Joint Research Board.

2.3 In the event that employees of one Party are dispatched or transferred to the other Party's facilities and such employees work on a Technical Assistance Project or Joint Research Project during the time that they have been so dispatched or transferred, then the confidentiality, ownership, and rights to use Technology and Technical And Business Information which is disclosed or developed by such employees in the course of their work on such projects shall be determined in accordance with this Agreement or the relevant Technical Assistance Plan or Joint Research Plan, without regard to any conflicting provisions of the Existing Agreements. In particular, such employees shall not be considered employees of the Party to whose facilities they have been dispatched for purposes of determining the ownership of such Technology and Technical And Business Information.

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ARTICLE 3.  Technical Assistance and Research and Development Plans
            -------------------------------------------------------

3.1 A Party wishing to receive Technical Assistance (the Requesting Party) from the other Party (the Responding Party), other than pursuant to the Existing Agreements, shall submit to the Joint Research Board in writing a proposed Technical Assistance Plan, which shall include the following:

          3.1.1  a Statement Of Work, which includes:

                 a. a detailed description of the work to be completed by the Responding Party, including, where possible, a division of the Technical Assistance Project into phases with a detailed description of the work to be completed during each phase;

                 b. an identification of the types of Technical And Business Information to be disclosed to the Requesting Party during the course of the Technical Assistance Project; and

                 c. a schedule for completion of the work, including, where appropriate, a target date or time period for completion of each phase of the Technical Assistance Project;

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          3.1.2      a statement regarding the starting date and expected
                     duration of the Technical Assistance Project; and

          3.1.3 a statement regarding whether any compensation (in addition to that which is contemplated by paragraph 2.1) is to be paid by the Requesting Party to the Responding Party, and if so, the amount, or a method for determining the amount, of such compensation.

3.2 A Party wishing to initiate a Joint Research Project (the Requesting Party) with the other Party (the Responding Party) shall submit to the Joint Research Board in writing a proposed Joint Research Plan, which shall include the following:

          3.2.1  a Statement Of Work, which includes:

                 a. a detailed description of the objectives of the Joint Research Project, including, where possible, a set of milestones and/or tasks to be accomplished during the course of the Joint Research Project;

                 b. an identification of the types of Technical And Business Information to be disclosed by each Party

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                     to the other Party during the course of the Joint Research
                     Project;

                 c. a schedule for completion of the Joint Research Project, including, where appropriate, a target date or time period for accomplishment of each milestone and/or task; and

                 d. a plan for carrying out the Joint Research Project, including an assignment of primary responsibility to one of the Parties for the accomplishment of each milestone and/or task involved in the Joint Research Project;

            3.2.2 a statement regarding the starting date and expected duration of the Joint Research Project; and

            3.2.3 a statement regarding whether any compensation (in addition to that which is contemplated by paragraph 2.1) is to be paid by the one Party to the other Party, and if so, the amount, or a method for determining the amount, of such compensation.

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3.3  Unless otherwise specified in the Technical Assistance Plan or Joint
     Research Plan, a Requesting Party shall not be charged for any testing or other similar activities conducted at the facilities of the Responding Party, but shall be charged for any out-of-pocket expenses incurred by the Responding Party for payments to any third party in connection with any such testing or similar activities.

3.4 The compensation contemplated by paragraphs 2.1, 3.1.3 and 3.2.3 is not intended to compensate either Party for the actual or potential market value of any Technical And Business Information and/or Technology that is disclosed or developed pursuant to a Technical Assistance Plan or Joint Research Plan. Compensation for the use of such Technical And Business Information and/or Technology in commercial processes or products shall be agreed upon by the Parties in advance of commercialization of such Technology pursuant to paragraph 6.4 hereof.

3.5 Upon receipt of a proposed Technical Assistance Plan or a proposed Joint Research Plan, the Joint Research Board shall use good faith efforts to reach an agreement on the terms of the Technical Assistance Plan or Joint Research Plan, with the nonbinding goal of reaching an agreement within sixty (60) days after its receipt of the proposed Technical Assistance Plan or proposed Joint Research Plan.

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3.6  If, after engaging in such good faith negotiations, the Joint Research
     Board is unable to agree on a Statement Of Work or compensation to be paid by one Party to the other Party with respect to a proposed Technical Assistance Project or Joint Research Project, then that particular project shall not be undertaken and neither Party will have any obligation to the other Party with respect to that particular project.

3.7 Except to the extent modified in writing by the terms of a Technical Assistance Plan or Joint Research Plan, the Terms and Conditions of this Agreement shall be deemed to be incorporated into such plans (whether or not expressly referenced therein), and shall govern the relationship between the Parties with respect to all activities carried out under such plans.

3.8 In the course of negotiating a proposed Technical Assistance Plan or a proposed Joint Research Plan, either Party may propose terms or conditions regarding implementation, ownership of technology, rights to use technology, confidentiality, or any other matter which differ from, supplement, or otherwise modify the Terms and Conditions of this Agreement. If the Parties are unable to agree on such proposed modifications, then the Terms and Conditions of this Agreement shall be effective and such failure to agree shall not excuse either Party from agreeing in writing to the proposed Technical Assistance Plan or Joint Research Plan or from fulfilling its obligations under such plan. Nothing in this paragraph modifies paragraph 3.6 of this Agreement.

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3.9  A Technical Assistance Plan or a Joint Research Plan shall become effective and enter into force when agreed upon in writing by both Parties.

ARTICLE 4.  Payment Terms
            -------------

4.1 Unless otherwise agreed, payment of the compensation required by this Agreement shall be made within forty-five (45) days from the date of receipt of an invoice submitted by one Party (hereinafter called the "Payee Party") to the other Party (hereinafter called the "Payor Party"), which invoice shall be submitted after completion of a particular phase, milestone or task of a Technical Assistance Project or Joint Research Project and the delivery of any required reports to the Payor Party in accordance with the relevant conditions to be set forth in the Technical Assistance Plan or Joint Research Plan, as the case may be.

4.2 All payments to be made hereunder shall be remitted by wire transfer into a bank account designated by the Payee Party.

4.3 The Payor Party hereunder shall deduct from the amount of any payment to the Payee Party any withholding tax required in accordance with domestic law and after application of the U.S.A. Japan Income Tax Convention, and the Payor Party shall provide to the Payee Party, within thirty (30) days of any such payment, evidence verifying the payment of such tax as the Payee Party may reasonably request in order to obtain credit for such tax.

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ARTICLE 5.   Implementation of Technical Assistance Plan or Joint Research Plan
             ------------------------------------------------------------------

5.1 The Joint Research Board shall be responsible for overseeing all Technical Assistance Projects, Joint Research Projects, and other activities undertaken pursuant to this Agreement. Without limiting the generality of the foregoing, the Joint Research Board shall (i) determine whether to initiate a Technical Assistance Project or Joint Research Project requested by one of the Parties; (ii) determine whether to terminate, modify, or amend any Technical Assistance Plan or Joint Research Plan which has been entered into pursuant to this Agreement; (iii) monitor the manner in which technical communications are exchanged between the Parties; (iv) determine any human resource issues related to any Technical Assistance Project or Joint Research Project, including the transfer or dispatch of employees from one Party to the other Party; (v) determine how to address patent, confidentiality and other intellectual property issues which arise in connection with Joint Technology; and (vi) resolve questions and disputes regarding what constitutes Joint Technology or Proprietary Technology.

5.2 In carrying out its responsibilities hereunder, the Joint Research Board shall use good faith efforts to achieve consensus on all matters which come before it and resolve disputes in a manner which is acceptable to both Parties. If the Joint Research Board is not able to reach a consensus on any particular issue which comes before it (other than issues arising under paragraph 3.5 or

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     3.6 hereof), the matter shall be referred to arbitration in accordance with the requirements of Article 14 hereof.

5.3 Within thirty (30) days after the effective date of a Technical Assistance Plan or a Joint Research Plan, each Party shall designate one (1) individual as its representative to coordinate and generally oversee the Technical Assistance Project or Joint Research Project, as the case may be, in which such Party will participate, and shall provide the name and contact information for such designated individual (the "Project Coordinator") to the other Party in writing. Each Party shall promptly notify the other Party in writing of any change in its Project Coordinator.

5.4 The Project Coordinators shall communicate with each other and with the Joint Research Board on a regular basis and shall be responsible for monitoring the progress of the Technical Assistance Project or Joint Research Project and taking steps to insure that the phases, milestones, and/or tasks are accomplished in accordance with the schedule set forth in the Technical Assistance Plan or Joint Research Plan. If approved by the Joint Research Board, the Project Coordinators may make changes to the Statement Of Work to the extent reasonably related to the Statement Of Work of any Technical Assistance Plan or Joint Research Plan.

5.5 Each Party shall use its reasonable best efforts to fulfill its obligations under a Technical Assistance Plan or Joint Research Plan, as may be amended from

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     time to time by the Parties, including, without limitation, assigning and making available competent personnel to work on the Technical Assistance Project or Joint Research Project; making available appropriate equipment and facilities for use in carrying out the project; and completing and reporting the results of the project in a timely manner and in accordance with the agreed-upon schedule.

5.6 Each Party (the "Disclosing Party") shall use its reasonable best efforts to advise the other Party of, and to provide to it, all Technical And Business Information that is available to the Disclosing Party and which it is obligated to advise and provide to the other Party under a Technical Assistance Plan or Joint Research Plan, in a form which is accurate and complete, utilizing, to the Disclosing Party's knowledge, the best and most up-to-date information and experience available to the Disclosing Party which is appropriate for utilization under the given circumstances, as of the time of such disclosure.

5.7 Each Party shall be responsible for making the final decision as to whether or not to implement, use, or adopt the contents or results of any Technical Assistance, Joint Research Project, Technology, or Technical And Business Information which is provided or undertaken pursuant to this Agreement.

5.8 Neither Party shall be held responsible for any loss or damage (including consequential, special, or indirect losses, damages, or claims) incurred by the other Party in connection with the implementation, use, or adoption of any

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     Technical Assistance, Joint Research Project, Technology, or Technical And
     Business Information, unless such loss or damage arises from gross negligence of a Party.

5.9 In the event there is any claim, action, or suit for infringement of a third-party patent arising from the implementation, use, or adoption of any Technical Assistance, Joint Research Project, Technology, or Technical And Business Information which is provided or undertaken by either Party pursuant to this Agreement, or for actively inducing infringement or contributory infringement arising out of an act of either Party in connection with a Technical Assistance Project or Joint Research Project, then representatives of the Parties shall meet and attempt in good faith to agree upon what actions, if any, shall be taken in response to such claim, action, or suit and the extent to which, if any, the Parties will share the costs and damages incurred in defending or settling such claim, action, or suit. In the event that the Parties are unable to reach such an agreement, then the matter shall be finally settled by arbitration in accordance with
     Article 14 hereof.

ARTICLE 6.  Ownership and Rights to Use Technology
            --------------------------------------

6.1 All Joint Technology (including Joint Patents and Joint Patent Applications) shall be jointly owned by NKK and NSC, with each Party having full rights to practice and grant licenses to third parties to practice such Joint Technology

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     throughout the world, provided, however, that neither party shall, without the prior written consent of the other party, grant any license to a third party to make, use, or sell any product or process embodying Joint Technology or a Joint Patent in the other party's Exclusive Territory.

6.2 All royalties and fees, and the fair market value of any nonmonetary consideration received by a Party by reason of the grant of a license to a third party to practice Joint Technology (hereinafter "Royalties") shall be shared equally by the Parties, except that: (a) a Party which grants a license to practice Joint Technology within its own Exclusive Territory shall be entitled to retain all Royalties it receives by reason of such license; and (b) a Party which grants a license under a Joint Patent or Joint Patent Application outside its Exclusive Territory shall be entitled to retain a portion of any Royalties it receives by reason of such license equal to the amount of any out-of-pocket expenses incurred by such Party for payments to any third party relating to the filing or prosecution of such Joint Patent or Joint Patent Application, and the remainder of such Royalties shall be shared equally by the Parties.

6.3 Each Party hereby grants and agrees to grant to the other Party a perpetual, irrevocable, royalty-free, non-exclusive, worldwide, unrestricted right and license to use (subject to the restrictions of Article 9 hereof and paragraphs 6.1 and 6.2 and without the right to sublicense) all Technology and Technical And Business Information, other than Proprietary Technology, which is

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     disclosed to the other Party pursuant to this Agreement. This right and license shall survive the termination of this Agreement on a perpetual, irrevocable, royalty-free, non-exclusive, worldwide basis.

6.4 Each Party hereby grants and agrees to grant to the other Party a perpetual, irrevocable, royalty-free, non-exclusive, worldwide right and license to use solely for research and development purposes (subject to the restrictions of Article 9 hereof and paragraphs 6.1 and 6.2 and without the right to sublicense) all Proprietary Technology which is disclosed to the other Party with no right or license to use such Proprietary Technology in commercial processes or products, except pursuant to paragraph 6.5. This limited right and license shall survive the termination of this Agreement on a perpetual, irrevocable, royalty-free, non-exclusive, worldwide basis.

6.5 In the event that a Party desires to use the other Party's Proprietary Technology to manufacture, use, offer to sell, sell, export, or import any process or product on a commercial basis, it may give written notice to the other Party identifying the process or product that it intends to commercialize, specifying the Proprietary Technology concerning which it seeks a license, and requesting a license. Upon receipt of such a request, the other Party shall make a written offer of license to the requesting Party. The scope, term, royalty (if any), and other provisions of any offer of license shall be no less favorable to the requesting Party than those provided in licenses granted to any third party with respect to the specified Proprietary

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     Technology, unless such other license was granted (i) in connection with the sale, lease, or transfer of substantial equipment or other assets as a combined transaction; or (ii) otherwise under substantially different circumstances. Upon receipt of an offer to license, the Parties shall negotiate in good faith in an effort to reach agreement on the terms of a license that would permit the requesting Party to use the specified Proprietary Technology. In the event that the Parties are unable to reach such an agreement regarding the terms of a license to commercialize Proprietary Technology, then the Party from whom a license is sought shall have no obligation to grant such a license to the requesting Party. Such failure to agree shall not excuse either Party from its obligations under a Technical Assistance Plan or Joint Research Plan.

ARTICLE 7.  Patent Protection
            -----------------

7.1 Each Party shall have the right to file a Joint Patent Application, provided, however, that the Party desiring to file such a Joint Patent Application (the "Filing Party") first receives the advice and consent of the other Party pursuant to this paragraph. Prior to filing a Joint Patent Application, the Filing Party shall provide the other Party (the "Receiving Party") a substantially complete draft of the patent application. Should the Receiving Party determine in good faith that the proposed Joint Patent Application discloses or claims Technology owned solely by the Receiving Party or raises

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     strategic patent filing issues related to Joint Technology, the Receiving
     Party shall communicate such determination in writing to the Filing Party within fourteen (14) days after receipt of the draft application, and the Parties shall thereafter negotiate in good faith to determine the ownership interests and filing strategies relating to such patent application. If the Receiving Party does not so communicate within such fourteen day period, then the Filing Party may file the patent application. In the event that the Parties are unable to reach agreement regarding the filing and prosecution of a Joint Patent Application, then neither Party shall be entitled to file such application.

7.2 The Filing Party shall control the prosecution of a Joint Patent Application that it files at its own expense. The Filing Party shall, however, promptly provide the other Party with a copy of any Joint Patent Application that it files, as well as a copy of any Joint Patent that is granted.

7.3 In the event that a Filing Party elects to abandon or let lapse any Joint Patent or Joint Patent Application, it shall provide written notice to the other Party, which may elect to take over the prosecution or maintenance of such Joint Patent or Joint Patent Application at its own expense. In the event that a Joint Patent Application has been filed in one country, and the Filing Party elects not to file a corresponding application in other countries where it has a right of priority under the Paris Convention or other similar treaty, law, or convention, it shall provide written notice to the other Party, which

                                      22
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     may elect to file and prosecute the Joint Patent Application in such other countries at its own expense. Such written notice shall be provided by the Filing Party as far in advance of the date on which such Joint Patent, Joint Patent Application, or right of priority will expire, lapse, or be abandoned as is reasonably possible under the circumstances.

7.4 At the request of a Filing Party, the other Party shall provide reasonable cooperation and assistance to the Filing Party in the preparation, filing, and prosecution of a Joint Patent Application. Each Party agrees to promptly execute or cause its employees, agents or consultants to execute and return any documents reasonably deemed necessary to carry out the purposes of paragraphs 7.1, 7.2, and 7.3, including all declarations, oaths, assignments, affidavits, pleadings, and powers of attorney.

7.5 Any Joint Patent Application or Joint Patent shall become part of Joint Technology and shall be subject to paragraphs 6.1 and 6.2 hereof.

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ARTICLE 8. Third-Party Infringement
           ------------------------

8.1 If either Party believes that any Joint Technology has been misappropriated by a third party or that any Joint Patent is being infringed by any unlicensed third party, it shall promptly notify the other Party in writing. Each Party shall have the right, but not the obligation, to take appropriate steps to end any alleged unauthorized, third-party use of Joint Technology or any unlicensed, third-party infringement of any Joint Patent. However, a Party intending to commence legal action against a third-party misappropriator or infringer shall provide sixty (60) days written notice to the other Party. The other Party shall, within such sixty-day period, notify the first Party in writing as to whether it intends to participate and share the costs in such legal action.

8.2 Notwithstanding paragraph 8.1, each Party shall have the right, but not the obligation, to seek emergency injunctive relief (for example, a temporary restraining order or a preliminary injunction) in order to abate a third-party misappropriation or infringement and avoid irreparable harm. A Party seeking such relief shall provide such advance notice to the other Party as is reasonable under the circumstances, but shall not be obligated to await a response from the other Party before seeking such emergency injunctive relief.

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

8.3 If both Parties elect to pursue a suit or other enforcement action against an infringer or misappropriator, the Parties shall agree on how the costs and expenses for such a suit will be shared and agree on a division of any net recovery from such third-party infringer or misappropriator. Any dispute regarding how such costs and expenses will be shared shall be finally settled by arbitration in accordance with Article 14 hereof.

8.4 If either Party (the "Initiating Party") shall bring and maintain the suit alone, such Party shall have the right to control the litigation and any settlement thereof. If either Party elects to bring suit alone and it is awarded a monetary judgment against an infringer, the other Party shall not be entitled to any portion of such recovery, even if such Party is involuntarily joined in the litigation. The other Party shall cooperate with the Initiating Party and execute any and all documentation that may be required to permit the Initiating Party to file and maintain any action on its own. The other Party shall, upon request, make available to the Initiating Party all reasonable information that could assist such Party. The other Party shall, at its own expense, be entitled (but not obligated) to non-controlling participation through counsel of its own selection.

8.5 In any and all litigation or other contested hearing relating to Joint Technology or a Joint Patent in which both Parties elect to participate, the following conditions are applicable: Neither Party shall terminate or reach final settlement of any claim without first obtaining the other Party's written consent to do so, which consent shall not be unreasonably withheld. Each Party shall keep the other Party advised of all material developments in the litigation or any settlement negotiations with respect thereto.

ARTICLE 9.  Confidentiality
            ---------------

9.1 A Party receiving Confidential Information (the Receiving Party) from the other Party (the Disclosing Party) shall disclose such information only to those employees, officers, directors, representatives, and agents of the Receiving Party who have a need to know such information; provided, however, that any such Confidential Information which is marked "Top Secret" by the Disclosing Party shall be disclosed only to the Receiving Party's representatives on the Joint Research Board, unless otherwise agreed in writing by the Disclosing Party. The Receiving Party and its employees, officers, directors, representatives, and agents shall use Confidential Information supplied by the Disclosing Party solely for purposes contemplated by this Agreement or the relevant Technical Assistance Plan or Joint Research Plan.

9.2 The Receiving Party and its employees, officers, directors, representatives, and agents shall keep all Confidential Information confidential, handling it with the procedural safeguards customarily afforded its own Confidential Information, and shall not disclose or transfer any Confidential Information supplied by the Disclosing Party to any third party without the prior written consent of the Disclosing Party. The Parties understand and acknowledge that the need may arise to disclose Confidential Information supplied by the Disclosing Party to the customers or potential customers of the Receiving Party or at an academic society in which the Receiving Party participates; in such cases, the Receiving Party's representatives on the Joint Research Board shall give the Disclosing Party's representatives a written request for consent to disclose such Confidential Information with an explanation of the identity of the customers or the academic society, the reason for such disclosure, the scope of Confidential Information to be disclosed by the Receiving Party, and the identity of the personnel of the Receiving Party who propose to make such a disclosure. The Disclosing Party shall not unreasonably withhold its consent to such request made by the Receiving Party, but the Receiving Party may not act without the consent of the Disclosing Party.

9.3 The Parties agree that any breach of the obligations of the Receiving Party and the Receiving Party's personnel or any of their failure to fulfill the obligations set forth under paragraphs 9.1 and 9.2 hereof could cause irreparable harm to the Disclosing Party, for which monetary damages may be difficult to ascertain or an inadequate remedy. Therefore, the Receiving Party agrees that the Disclosing Party will have the right, in addition to its other rights and remedies, to seek injunctive relief for any violation of these provisions of the Agreement. The Receiving Party shall take reasonable steps to prevent any of its employees, officers, directors, representatives, and agents from breaching the obligations under this article, including steps to prevent any misappropriation of Confidential Information by such personnel after termination of their employment or engagement with the Receiving Party.

9.4 The obligations of paragraphs 9.1, 9.2, and 9.3 shall survive termination of this Agreement. The restrictions contained in paragraphs 9.1, 9.2, and
     9.3 shall not extend to any information:

     (i) that is already in the possession of the Receiving Party at the date of its disclosure by the Disclosing Party;

     (ii) that at the time of disclosure is, or after disclosure becomes, generally known to the public or in the industry through no fault of the Receiving Party;

     (iii) that may thereafter become available to the Receiving Party from a third party who has no existing obligation of secrecy with the Disclosing Party:

     (iv) that is further disclosed with the prior written consent of the Disclosing Party; or

     (v) that must be disclosed pursuant to a court order or other legal requirement, provided that the Receiving Party shall give the

           Disclosing Party reasonable prior notice of the required disclosure such that the Disclosing Party may contest such disclosure or seek an appropriate protective order if it so elects.

ARTICLE 10.  Force Majeure
             -------------

10.1 Neither Party shall be liable for delay or failure in performing of any its duties or obligations under this Agreement caused in whole or in part by force majeure conditions, such as acts of God; wars; riots; fires; explosions; compliance with governmental rules, regulations, or other governmental requirements, or any other like or unlike causes beyond the reasonable control of the Party whose performance is affected thereby.

10.2 The Parties agree to comply and cooperate and assist one another in complying with any and all laws which restrict the export of information, technology, or goods from the United State or Japan. Neither Party shall be liable for any delay or failure to perform its obligations under this Agreement by reason of compliance or attempted compliance with such laws.

ARTICLE 11.  Effective Date and Termination of Agreement
             -------------------------------------------

11.1 The term of this Agreement shall be five (5) years commencing on the date set forth in the introductory paragraph hereof (the "Effective Date"), and such term shall automatically continue in effect thereafter until terminated by either Party on not less than ninety (90) days written notice to the other Party.

11.2 Notwithstanding the provisions of paragraph 11.1 above, this Agreement may be terminated at any time and for any reasons by either Party on not less than ninety (90) days' written notice.

11.3 Notwithstanding the provisions of paragraph 11.1 hereof, in the event of failure or neglect of either Party to fulfill any of the covenants or provisions of this Agreement or of a Technical Assistance Plan or Joint Research Plan in any material respect, and if such default is not cured within thirty (30) days after notice of such default has been given, then the Party giving such notice shall have the right to terminate this Agreement at any time thereafter, provided that the default is still in existence, by giving written notice of such termination to the defaulting Party.

11.4 Unless otherwise specifically agreed by the Parties, a termination of this Agreement shall not result in the termination of any Technical Assistance Plan or Joint Research Plan already effective, nor shall the termination of any Technical Assistance Plan or Joint Research Plan result in the termination of this Agreement or any other Technical Assistance Plan or Joint Research Plan already effective.

11.5 Any termination pursuant to paragraph 11.2 or 11.3 shall neither prejudice nor eliminate any available rights or remedies of either Party which accrued before the date of termination, nor shall it relieve either Party from any obligations which accrued before the date of termination under the provisions of this Agreement or any Technical Assistance Plan or Joint Research Plan.

ARTICLE 12.  Assignment
             ----------

12.1 The rights and obligations of either Party hereto shall not be assigned without the written consent of the other Party, provided, however, that either Party (the "Assigning Party") shall have the right to assign this Agreement to any wholly-owned subsidiary. In the event of an assignment, the Assigning Party shall remain liable to the other Party for any breach of the Agreement and shall cause such assignee to perform this Agreement as fully and effectively as if it were performed by the Assigning Party, and the Assigning Party shall guarantee such performance.

ARTICLE 13.  Governing Law
             -------------

13.1 This Agreement and all performance hereunder shall be construed by and in accordance with the laws of the State of Delaware.

ARTICLE 14.  Resolution of Disputes
             ----------------------

14.1 The Parties agree to work in good faith to resolve all questions, disputes, or differences which may arise out of or in connection with this Agreement.

14.2 If both Parties are unable to resolve such questions, disputes, or difference, they shall be finally settled by arbitration before the American Arbitration Association in accordance with then-current rules of the association, without recourse to judicial review or decision, and both Parties shall be bound conclusively by the arbital decision. Such arbitration shall be held in Chicago, Illinois, and shall be conducted in the English language.

ARTICLE 15.  Notice
             ------

15.1 All notices, requests, and other communications that shall or may be given hereunder shall be made by registered airmail, telex, or telecopy and shall be addressed as follows:

          (a)  in the case of NKK:      NKK Corporation
                                        1-1-2 Marunouchi
                                        Chiyoda-ku, Tokyo
                                        100-8202  Japan
                                  Attn: Director, Technology
                                        Planning and Coordination Department
                                        Steel Division
                                        Fax:  3-3214-8406

          (b)  in the case of NSC:      National Steel Corporation
                                        4100 Edison Lake Parkway
                                        Mishawaka, In  46545-3440
                                        U.S.A.
                                  Attn: President and
                                        Chief Operating Officer
                                        Fax: 219-273-7867
or to such other address as either Party may from time to time designate. Such notice shall take effect upon receipt thereof, provided that such notice shall be deemed to have been received upon expiration of ten (10) days from the date of sending in case of mail and twenty-four (24) hours from the hour of sending in the case of telecopier. The requirements set forth in this Article 15 shall not be applicable to routine communications and correspondence between the parties with respect to Technical Assistance Projects and Joint Research Projects which are undertaken pursuant to the terms of this Agreement.

ARTICLE 16.  GENERAL CONDITIONS
             ------------------

16.1 All communications and transfer of information under this Agreement shall be accomplished in the English language. 16.2 Nothing in this Agreement shall be construed to prevent or prohibit the acquisition of any form of technical assistance or technology by NSC or NKK from any third party.

16.3 In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

16.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Upon signature of a counterpart by a Party, the Party will transmit immediately to the other Party the signature page of the counterpart.

16.5 The provisions of this Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the Parties hereto.

This Agreement is the entire agreement between the Parties with respect to its subject matter and replaces all previous discussions and correspondence between the Parties regarding its subject matter.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

NATIONAL STEEL CORPORATION                             NKK CORPORATION

By:    /s/ S. Denner                       By:    /s/ Masayuki Hanmyo
       --------------------------                 ------------------------
Name:  S. Denner                           Name:  Masyuki Hanmyo
       --------------------------                 ------------------------
Title: V.P. Research & Technology          Title: Executive Vice President
       --------------------------                 ------------------------

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